BUSINESS LOAN AGREEMENT (ASSET BASED)

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$1,000,000.00	04-27-2007	04-30-2008	3001372		E.Abes	8118	*h*

References in the shaded area are for Lender s use only and do not limit the applicability of this document to any particular loan or item Any item above containing "****" has been omitted due to text length limitations

Borrower	Mizati Luxury Alloy Wheels Inc 4010 W Valley Blvd , #108 Walnut CA 91789	**Lender**	East West Bank 9300 Flair Drive El Monte CA 91731

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated April 27, 2007 is made and executed between Mizati Luxury Alloy Wheels Inc (Borrower) and East West Bank ('Lender) on the following terms and conditions Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement (Loan) Borrower understands and agrees that (A) in granting renewing or extending any Loan, Lender is relying upon Borrower s representations, warranties and agreements as set forth in this Agreement (B) the granting renewing or extending of any Loan by Lender at all times shall be subject to Lender s sole judgment and discretion, and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement

TERM This Agreement shall be effective as of April 27, 2007, and shall continue in full force and effect until such time as all of Borrower s Loans in favor of Lender have been paid in full including principal, interest costs expenses, attorneys' fees, and other fees and charges or until such time as the parties may agree in writing to terminate this Agreement

ADVANCE AUTHORITY The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of his or her authority **Hazel Wai Chu President / CEO of Mizati Luxury Alloy Wheels Inc**

LINE OF CREDIT Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base Within the foregoing limits, Borrower may borrow partially or wholly prepay, and reborrow under this Agreement as follows

Conditions Precedent to Each Advance Lender s obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent with all documents, instruments opinions, reports and other items required under this Agreement to be in form and substance satisfactory to Lender

(1) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized executed, and delivered by Borrower to Lender

(2) Lender shall have received such opinions of counsel supplemental opinions and documents as Lender may request

(3) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect

(4) All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor delivered to Lender, and be in full force and effect

(5) Lender at its option and for its sole benefit, shall have conducted an audit of Borrower's Accounts, Inventory books records, and operations and Lender shall be satisfied as to their condition

(6) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable

(7) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled Compliance Certificate

Making Loan Advances Advances under this credit facility, as well as directions for payment from Borrower s accounts may be requested orally or in writing by authorized persons Lender may, but need not require that all oral requests be confirmed in writing Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person Lender at its option, may set a cutoff time after which all requests for Advances will be treated as having been requested on the next succeeding Business Day

Mandatory Loan Repayments If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base On the Expiration Date Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest together with all other applicable fees costs and charges if any, not yet paid

Loan Account Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility Lender shall provide Borrower with periodic statements of Borrower's account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower s receipt of any such statement which Borrower deems to be incorrect

COLLATERAL To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require Lender s Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral including without limitation the proceeds of any insurance With respect to the Collateral, Borrower agrees and represents and warrants to Lender

Perfection of Security Interests Borrower agrees to execute all documents perfecting Lender's Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender's Security Interests in the Collateral Upon request of Lender Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law and Lender will file such financing statements and all such similar statements in the appropriate location or locations Borrower hereby appoints Lender as its irrevocable attorney in fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest Lender may at any time and without further authorization from Borrower, file a carbon, photograph facsimile, or other reproduction of any financing statement for use as a financing statement Borrower will reimburse Lender for all expenses for the

perfection termination and the continuation of the perfection of Lender's security interest in the Collateral Borrower promptly will notify Lender before any change in Borrower s name including any change to the assumed business names of Borrower Borrower also promptly will notify Lender before any change in Borrower s Social Security Number or Employer Identification Number Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower s principal governance office or should Borrower merge or consolidate with any other entity

Collateral Records Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require including without limitation information concerning Eligible Accounts and Account balances and agings Records related to Accounts (Receivables) are or will be located at Borrower's address above With respect to the Inventory Borrower agrees to keep and maintain such records as Lender may require including without limitation information concerning Eligible Inventory and records itemizing and describing the kind type quality, and quantity of Inventory Borrower s Inventory costs and selling prices, and the daily withdrawals and additions to Inventory Records related to Inventory are or will be located at Borrower s address above The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower s collateral

Collateral Schedules Concurrently with the execution and delivery of this Agreement Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender Thereafter supplemental schedules shall be delivered according to the following schedule

Representations and Warranties Concerning Accounts With respect to the Accounts, Borrower represents and warrants to Lender (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance, and (3) Lender its assigns or agents shall have the right at any time and at Borrower s expense to inspect, examine and audit Borrower's records and to confirm with Account Debtors the accuracy of such Accounts

Representations and Warranties Concerning Inventory With respect to the Inventory Borrower represents and warrants to Lender (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory, (2) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance, (3) The value of the Inventory will be determined on a consistent accounting basis, (4) Except as agreed to the contrary by Lender in writing all Eligible Inventory is now and at all times hereafter will be in Borrower s physical possession and shall not be held by others on consignment, sale on approval or sale or return (5) Except as reflected in the Inventory schedules delivered to Lender all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality free from defects (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee warehouseman or similar party without Lender's prior written consent, and, in such event Borrower will concurrently at the time of bailment cause any such bailee warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender warehouse receipts in Lender name evidencing the storage of Inventory, and (7) Lender, its assigns or agents shall have the right at any time and at Borrower s expense to inspect and examine the Inventory and to check and test the same as to quality quantity value and condition

Notification Basis Borrower agrees and understands that this Loan shall be on a notification basis pursuant to which Lender shall directly collect and receive all proceeds and payments from the Accounts in which Lender has a security interest In order to facilitate the foregoing, Borrower agrees to deliver to Lender upon demand, any and all of Borrower s records, ledger sheets, payment cards, and other documentation, in the form requested by Lender with regard to the Accounts Borrower further agrees that Lender shall have the right to notify each Account Debtor pay such proceeds and payments directly to Lender, and to do any and all other things as Lender may deem to be necessary and appropriate, within its sole discretion, to carry out the terms and intent of this Agreement Lender shall have the further right, where appropriate and within Lender's sole discretion to file suit either in its own name or in the name of Borrower to collect any and all such Accounts Borrower further agrees that Lender may take such other actions, either in Borrower s name or Lender's name, as Lender may deem appropriate within its sole judgment, with regard to collection and payment of the Accounts without affecting the liability of Borrower under this Agreement or on the Indebtedness

CONDITIONS PRECEDENT TO EACH ADVANCE Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents

Loan Documents Borrower shall provide to Lender the following documents for the Loan (1) the Note, (2) Security Agreements granting to Lender security interests in the Collateral (3) financing statements and all other documents perfecting Lender's Security Interests, (4) evidence of insurance as required below, (5) guaranties (6) subordinations (7) together with all such Related Documents as Lender may require for the Loan all in form and substance satisfactory to Lender and Lender s counsel

Borrower s Authorization Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement the Note and the Related Documents In addition Borrower shall have provided such other resolutions authorizations documents and instruments as Lender or its counsel may require

Fees and Expenses Under This Agreement Borrower shall have paid to Lender all fees costs and expenses specified in this Agreement and the Related Documents as are then due and payable

Representations and Warranties The representations and warranties set forth in this Agreement in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct

No Event of Default There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document

REPRESENTATIONS AND WARRANTIES Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal extension or modification of any Loan, and at all times any Indebtedness exists

Organization Borrower is a corporation for profit which is and at all times shall be, duly organized validly existing and in good standing under and by virtue of the laws of the State of California Borrower is duly authorized to transact business in all other states in which Borrower is doing business having obtained all necessary filings governmental licenses and approvals for each state in which Borrower is doing business Specifically, Borrower is and at all times shall be duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage Borrower maintains an office at 4010 W Valley Blvd , #108, Walnut CA 91789 Unless Borrower has designated otherwise in writing the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower s name Borrower shall do all things necessary to preserve and to keep in full force and effect its existence rights and privileges and shall comply with all regulations, rules, ordinances statutes,

orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower's business activities

Assumed Business Names Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower Excluding the name of Borrower the following is a complete list of all assumed business names under which Borrower does business **None**

Authorization Borrower's execution, delivery and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower s articles of incorporation or organization or bylaws or (b) any agreement or other instrument binding upon Borrower or (2) any law governmental regulation, court decree, or order applicable to Borrower or to Borrower s properties

Financial Information Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower s financial condition subsequent to the date of the most recent financial statement supplied to Lender Borrower has no material contingent obligations except as disclosed in such financial statements

Legal Effect This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms

Properties Except as contemplated by this Agreement or as previously disclosed in Borrower s financial statements or in writing to Lender and as accepted by Lender and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties All of Borrower s properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years

Hazardous Substances Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that (1) During the period of Borrower s ownership of the Collateral, there has been no use generation, manufacture storage, treatment disposal, release or threatened release of any Hazardous Substance by any person on, under about or from any of the Collateral (2) Borrower has no knowledge of or reason to believe that there has been (a) any breach or violation of any Environmental Laws (b) any use generation manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under about or from the Collateral by any prior owners or occupants of any of the Collateral, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters (3) Neither Borrower nor any tenant contractor, agent or other authorized user of any of the Collateral shall use generate manufacture store treat dispose of or release any Hazardous Substance on under about or from any of the Collateral, and any such activity shall be conducted in compliance with all applicable federal state and local laws regulations, and ordinances including without limitation all Environmental Laws Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person The representations and warranties contained herein are based on Borrower s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend and hold harmless Lender against any and all claims losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation manufacture, storage disposal release or threatened release of a hazardous waste or substance on the Collateral The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination expiration or satisfaction of this Agreement and shall not be affected by Lender s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise

Litigation and Claims No litigation claim investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties other than litigation claims or other events, if any, that have been disclosed to and acknowledged by Lender in writing

Taxes To the best of Borrower s knowledge all of Borrower's tax returns and reports that are or were required to be filed, have been filed and all taxes assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided

Lien Priority Unless otherwise previously disclosed to Lender in writing Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower s Loan and Note, that would be prior or that may in any way be superior to Lender s Security Interests and rights in and to such Collateral

Binding Effect This Agreement the Note, all Security Agreements (if any) and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns and are legally enforceable in accordance with their respective terms

AFFIRMATIVE COVENANTS Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect Borrower will

Notices of Claims and Litigation Promptly inform Lender in writing of (1) all material adverse changes in Borrower s financial condition and (2) all existing and all threatened litigation claims investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor

Financial Records Maintain its books and records in accordance with GAAP applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times

Financial Statements Furnish Lender with the following

Additional Requirements Borrower understands and agrees that while this Agreement is in effect Borrower will maintain a financial condition indicated by the following statements at all times unless otherwise noted

Entity Interim Statements As soon as available but in no event later than sixty (60) days after the end of each half year, Borrower's balance sheet, income and expense statements reconciliation of net worth and statement of cash flows with notes thereto for the period ended prepared by Borrower

Agings Within fifteen (15) days or sooner, after the end of each month a listing and aging by invoice date of all accounts receivable and all accounts payable in detailed format acceptable to Lender

Inventory Within fifteen (15) days or sooner after the end of each month a listing of inventory in detailed format acceptable to Lender

Borrowing Base Certificate Within fifteen (15) days after the end of each month, a Borrowing Base Certificate in the form attached hereto

Individual Guarantor Annual Statements Annually Borrower shall provide Lender with the financial statement of each Guarantor certified by such Guarantor to be true and correct no later than **March 15th**

Entity Annual Statements As soon as available but in no event later than one hundred twenty (120) days after the end of each fiscal year Borrower's balance sheet income and expense statements reconciliation of net worth and statement of cash flows with notes thereto for the year ended compiled by a certified public accountant satisfactory to Lender

Entity Tax Returns Within ten (10) days of filing a signed copy of the Federal Income Tax Return of Borrower together with K 1's and all other schedules pertaining to the Tax Return, or a signed copy of each of the Request for Tax Return Extensions Tax returns are to be provided no later than nine (9) months after the fiscal year end

Individual Guarantor Tax Returns Within ten (10) days of filing a signed copy of the Federal Income Tax Return of each Guarantor together with K 1's and all other schedules pertaining to the Tax Return or a signed copy of each of the Request for Tax Return Extensions Tax returns are to be provided no later than October 31st

Debtor Information On an annual basis, a listing of all account debtors including but not limited to their addresses and telephone numbers

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis and certified by Borrower as being true and correct

Additional Information Furnish such additional information and statements as Lender may request from time to time

Financial Covenants and Ratios Comply with the following covenants and ratios

Operating Ratio Requirements Borrower shall comply with the following operating ratio requirements

Expense Ratio Requirements Borrower shall comply with the following expense ratio requirements

Other Requirements Borrower understands and agrees that while this Agreement is in effect Borrower will maintain a financial condition indicated by the following ratios at all times, unless otherwise noted

Effective Tangible Net Worth Maintain an Effective Tangible Net Worth (defined as total assets less intangible assets loans to shareholders/affiliates/officers/employees, minus total liabilities plus subordinated debt) of not less than **$350 000 00**

Debt to Effective Tangible Net Worth Maintain a Debt to Effective Tangible Net Worth (defined as total debt divided by effective tangible net worth defined as total assets less intangible assets loans to shareholders/affiliates/officers/employees less total liabilities plus subordinated debt) not to exceed **3 00 1**

Current Ratio Maintain a Current Ratio (defined as total current assets less prepaids, divided by total current liabilities) of not less than **1 00 1**

Interest Coverage Ratio Maintain an Interest Coverage Ratio (defined as net profit before total interest expense and taxes ("EBIT") divided by total interest expense) of not less than **1 00 1**

Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles applied on a consistent basis and certified by Borrower as being true and correct

Insurance Maintain fire and other risk insurance, public liability insurance and such other insurance as Lender may require with respect to Borrower s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act omission or default of Borrower or any other person In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require

Insurance Reports Furnish to Lender upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request including without limitation the following (1) the name of the insurer (2) the risks insured, (3) the amount of the policy, (4) the properties insured (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values and (6) the expiration date of the policy In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable the actual cash value or replacement cost of any Collateral The cost of such appraisal shall be paid by Borrower

Guaranties Prior to disbursement of any Loan proceeds, furnish executed guaranties of the Loans in favor of Lender executed by the guarantor named below on Lender's forms and in the amount and under the conditions set forth in those guaranties

Name of Guarantor	Amount
Hazel Wai Chu	Unlimited

Subordination Prior to disbursement of any Loan proceeds deliver to Lender a subordination agreement on Lender s forms, executed by Borrower's creditor named below, subordinating all of Borrower s indebtedness to such creditor or such lesser amount as may be agreed to by Lender in writing and any security interests in collateral securing that indebtedness to the Loans and security interests of Lender

Name of Creditor	Total Amount of Debt
Hazel Wai Chu	$250 000 00

Other Agreements Comply with all terms and conditions of all other agreements, whether now or hereafter existing between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements

Loan Proceeds Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing

Taxes Charges and Liens Pay and discharge when due all of its indebtedness and obligations including without limitation all assessments, taxes governmental charges levies and liens of every kind and nature, imposed upon Borrower or its properties income or profits, prior to the date on which penalties would attach, and all lawful claims that if unpaid, might become a lien or charge upon any of Borrower s properties income or profits

Performance Perform and comply in a timely manner, with all terms, conditions and provisions set forth in this Agreement, in the Related Documents and in all other instruments and agreements between Borrower and Lender Borrower shall notify Lender immediately in writing of any default in connection with any agreement

Operations Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel, provide written notice to Lender of any change in executive and management personnel, conduct its business affairs in a reasonable and prudent manner

Environmental Studies Promptly conduct and complete at Borrower s expense, all such investigations, studies samplings and testings as may be requested by Lender or any governmental authority relative to any substance or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal state or local law, rule regulation, order or directive at or affecting any property or any facility owned leased or used by Borrower

Compliance with Governmental Requirements Comply with all laws ordinances and regulations now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower s properties businesses and operations, and to the use or occupancy of the Collateral including without limitation the Americans With Disabilities Act Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding including appropriate appeals so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender s sole opinion, Lender s interests in the Collateral are not jeopardized Lender may require Borrower to post adequate security or a surety bond reasonably satisfactory to Lender to protect Lender's interest

Inspection Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower s other properties and to examine or audit Borrower's books accounts, and records and to make copies and memoranda of Borrower's books, accounts and records If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower s expense

Compliance Certificates Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower's chief financial officer or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that as of the date of the certificate no Event of Default exists under this Agreement

Environmental Compliance and Reports Borrower shall comply in all respects with any and all Environmental Laws, not cause or permit to exist as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal state or local governmental authorities shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources

Additional Assurances Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests

LENDER S EXPENDITURES If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes liens security interests encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower All such expenses will become a part of the Indebtedness and, at Lender s option will (A) be payable on demand, (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy, or (2) the remaining term of the Note or (C) be treated as a balloon payment which will be due and payable at the Note's maturity

NEGATIVE COVENANTS Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender

Indebtedness and Liens (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money including capital leases (2) sell, transfer, mortgage assign pledge lease grant a security interest in or encumber any of Borrower s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower s accounts, except to Lender

Continuity of Operations (1) Engage in any business activities substantially different than those in which Borrower is presently engaged (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity change its name, dissolve or transfer or sell Collateral out of the ordinary course of business or (3) pay any dividends on Borrower's stock (other than dividends payable in its stock) provided however that notwithstanding the foregoing but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a "Subchapter S Corporation (as defined in the Internal Revenue Code of 1986 as amended) Borrower may pay cash dividends on its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower s stock, or purchase or retire any of Borrower s outstanding shares or alter or amend Borrower s capital structure

Loans Acquisitions and Guaranties (1) Loan invest in or advance money or assets to any other person enterprise or entity (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business

Agreements Borrower will not enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower s obligations under this Agreement or in connection herewith

CESSATION OF ADVANCES If Lender has made any commitment to make any Loan to Borrower whether under this Agreement or under any other agreement Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt (C) there occurs a material adverse change in Borrower s financial condition in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan or (D) any Guarantor seeks claims or otherwise attempts to limit, modify or revoke such Guarantor s guaranty of the Loan or any other loan with Lender or (E) Lender in good faith deems itself insecure even though no Event of Default shall have occurred

RIGHT OF SETOFF To the extent permitted by applicable law Lender reserves a right of setoff in all Borrower s accounts with Lender (whether checking savings or some other account) This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future However this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law Borrower authorizes Lender to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts and at Lender s option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph

DEFAULT Each of the following shall constitute an Event of Default under this Agreement

Payment Default Borrower fails to make any payment when due under the Loan

Other Defaults Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower

Default in Favor of Third Parties Borrower or any Grantor defaults under any loan extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor s property or Borrower s or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents

False Statements Any warranty representation or statement made or furnished to Lender by Borrower or on Borrower s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter

Insolvency The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower s property, any assignment for the benefit of creditors any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower

Defective Collateralization This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason

Creditor or Forfeiture Proceedings Commencement of foreclosure or forfeiture proceedings whether by judicial proceeding, self help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan This includes a garnishment of any of Borrower s accounts, including deposit accounts, with Lender However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender in its sole discretion as being an adequate reserve or bond for the dispute

Events Affecting Guarantor Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent or revokes or disputes the validity of or liability under, any Guaranty of the Indebtedness In the event of a death Lender at its option, may, but shall not be required to permit the Guarantor s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender and in doing so, cure any Event of Default

Change in Ownership Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower

Adverse Change A material adverse change occurs in Borrower s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired

Right to Cure If any default, other than a default on Indebtedness is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such default (1) cure the default within fifteen (15) days or (2) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender s sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical

EFFECT OF AN EVENT OF DEFAULT If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the Insolvency" subsection above such acceleration shall be automatic and not optional In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law in equity or otherwise Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies

LINE USAGE The usage of the Loan shall be governed by the following limits with maximum outstandings not to exceed **$1 000 000 00**

Sight Letters of Credit Issuance of commercial sight letters of credit with a maximum expiration of ninety (90) days in amounts not to exceed in the aggregate of **$1 000 000 00**

Usance Letters of Credit Issuance of commercial usance letters of credit with a maximum expiration of ninety (90) days in amounts not to exceed in the aggregate of **$1 000 000 00**

Banker s Acceptances Issuance of banker's acceptances with a maximum expiration of ninety (90) days in amounts not to exceed in the aggregate of **$1 000,000 00**

Letters of Credit Refinancing (Trust Receipts) Letters of Credit Refinancing (Trust Receipts) with a maximum expiration of ninety (90) days in amounts not to exceed in the aggregate of **$1 000 000 00**

Working Capital Financing (Clean Advances) Working Capital Financing (Clean Advances) with a maximum expiration equal to the Maturity of the Note in amounts not to exceed in the aggregate of **$1 000 000 00**

RIGHT TO AUDIT AND INSPECT Borrower shall permit any representative of Lender, at any reasonable time but no less than thirty (30) days prior to the Maturity of the Note, to inspect, audit, examine and make extracts or copies from all books records and other data relating to the Collateral, to inspect any of Borrower's properties, to confirm balances due on Accounts by direct inquiry to Account Debtors and shall furnish Lender with all information regarding the business or finances or Borrower promptly upon Lender's request

MISCELLANEOUS PROVISIONS The following miscellaneous provisions are a part of this Agreement

Amendments This Agreement, together with any Related Documents constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment

Attorneys Fees Expenses Borrower agrees to pay upon demand all of Lender's costs and expenses, including Lender's attorneys fees and Lender s legal expenses, incurred in connection with the enforcement of this Agreement Lender may hire or pay someone else to help enforce this Agreement and Borrower shall pay the costs and expenses of such enforcement Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit including attorneys fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post judgment collection services Borrower also shall pay all court costs and such additional fees as may be directed by the court

Caption Headings Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement

Consent to Loan Participation Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers whether related or unrelated to Lender Lender may provide without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender

Governing Law **This Agreement will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions This Agreement has been accepted by Lender in the State of California**

No Waiver by Lender Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender s right otherwise to demand strict compliance with that provision or any other provision of this Agreement No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor shall constitute a waiver of any of Lender s rights or of any of Borrower's or any Grantor's obligations as to any future transactions Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender

Notices Any notice required to be given under this Agreement shall be given in writing and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or if mailed when deposited in the United States mail as first class certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement Any party may change its address for notices under this Agreement by giving formal written notice to the other parties specifying that the purpose of the notice is to change the party's address For notice purposes Borrower agrees to keep Lender informed at all times of Borrower's current address Unless otherwise provided or required by law if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers

Severability If a court of competent jurisdiction finds any provision of this Agreement to be illegal invalid, or unenforceable as to any circumstance that finding shall not make the offending provision illegal, invalid or unenforceable as to any other circumstance If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable If the offending provision cannot be so modified, it shall be considered deleted from this Agreement Unless otherwise required by law, the illegality invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement

Subsidiaries and Affiliates of Borrower To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates Notwithstanding the foregoing however under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower s subsidiaries or affiliates

Successors and Assigns All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower s successors and assigns and shall inure to the benefit of Lender and its successors and assigns Borrower shall not, however, have the right to assign Borrower s rights under this Agreement or any interest therein, without the prior written consent of Lender

Survival of Representations and Warranties Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower s Indebtedness shall be paid in full or until this Agreement shall be terminated in the manner provided above whichever is the last to occur

Time is of the Essence Time is of the essence in the performance of this Agreement

Waive Jury **To the extent permitted by applicable law all parties to this Agreement hereby waive the right to any jury trial in any action**

proceeding, or counterclaim brought by any party against any other party

DEFINITIONS The following capitalized words and terms shall have the following meanings when used in this Agreement Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America Words and terms used in the singular shall include the plural and the plural shall include the singular, as the context may require Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement

Account The word Account means a trade account, account receivable other receivable or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender)

Account Debtor The words "Account Debtor" mean the person or entity obligated upon an Account

Advance The word Advance means a disbursement of Loan funds made or to be made, to Borrower or on Borrower s behalf under the terms and conditions of this Agreement

Agreement The word Agreement" means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time

Borrower The word "Borrower" means Mizati Luxury Alloy Wheels, Inc and includes all co-signers and co-makers signing the Note and all their successors and assigns

Borrowing Base The words "Borrowing Base" mean mean as determined by Lender from time to time, the lesser of (1) **$1 000,000 00** or (2) the sum of (a) **80 000%** of the aggregate amount of Eligible Accounts (not to exceed in corresponding Loan amount based on Eligible Accounts **$1 000 000 00**) plus (b) **25 000%** of the aggregate amount of Eligible Inventory (not to exceed in corresponding Loan amount based on Eligible Inventory **$500 000 00**) except that advances against eligible Inventory cannot exceed the aggregate amount of advances against Eligible Accounts

Business Day The words "Business Day" mean a day on which commercial banks are open in the State of California

Collateral The word "Collateral" means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future and whether granted in the form of a security interest mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge chattel mortgage, collateral chattel mortgage, chattel trust factor's lien, equipment trust, conditional sale, trust receipt lien, charge lien or title retention contract lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement

Eligible Accounts The words "Eligible Accounts" mean at any time all of Borrower s Accounts which contain selling terms and conditions acceptable to Lender The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns discounts credits and offsets of any nature Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include

(1) Accounts with respect to which the Account Debtor is employee or agent of Borrower

(2) Accounts with respect to which the Account Debtor is a subsidiary of or affiliated with Borrower or its shareholders officers, or directors

(3) Accounts with respect to which goods are placed on consignment guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional

(4) Accounts with respect to which the Account Debtor is not a resident of the United States, except to the extent such Accounts are supported by insurance, bonds or other assurances satisfactory to Lender

(5) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower

(6) Accounts which are subject to dispute, counterclaim, or setoff

(7) Accounts with respect to which the goods have not been shipped or delivered or the services have not been rendered, to the Account Debtor

(8) Accounts with respect to which Lender in its sole discretion deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory

(9) Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy insolvency or debtor-in relief acts or who has had appointed a trustee custodian or receiver for the assets of such Account Debtor or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due

(10) Accounts with respect to which the Account Debtor is the United States government or any department or agency of the United States

(11) Accounts which have not been paid in full within **90 days** from the invoice date The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within **90 days** from the invoice date is in excess of **25 000%** of the total amount outstanding on the Account

(12) That portion of the Accounts of any single Account Debtor which exceeds **25 000%** of all of Borrower's Accounts

Eligible Inventory The words Eligible Inventory mean, at any time all of Borrower s Inventory as defined below except

(1) Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances and claims of third parties

(2) Inventory which Lender in its sole discretion deems to be obsolete, unsalable damaged defective or unfit for further processing

(3) Work in progress

Environmental Laws The words 'Environmental Laws" mean any and all state, federal and local statutes regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended 42 U S C Section 9601 et seq (CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 Pub L No 99-499 ("SARA") the Hazardous Materials Transportation Act, 49 U S C Section 1801 et seq ,

the Resource Conservation and Recovery Act, 42 U S C Section 6901, et seq , Chapters 6 5 through 7 7 of Division 20 of the California Health and Safety Code, Section 25100, et seq , or other applicable state or federal laws rules, or regulations adopted pursuant thereto

Event of Default The words 'Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement

Expiration Date The words Expiration Date mean the date of termination of Lender s commitment to lend under this Agreement

GAAP The word GAAP means generally accepted accounting principles

Grantor The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest

Guarantor The word "Guarantor" means any guarantor surety or accommodation party of any or all of the Loan

Guaranty The word Guaranty means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note

Hazardous Substances The words "Hazardous Substances mean materials that, because of their quantity concentration or physical chemical or infectious characteristics may cause or pose a present or potential hazard to human health or the environment when improperly used treated stored disposed of generated manufactured, transported or otherwise handled The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws The term Hazardous Substances" also includes, without limitation petroleum and petroleum by products or any fraction thereof and asbestos

Indebtedness The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents

Inventory The word Inventory means all of Borrower s raw materials, work in process, finished goods, merchandise parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts bills of lading, and all other documents of every type covering all or any part of the foregoing Inventory includes inventory temporarily out of Borrower s custody or possession and all returns on Accounts

Lender The word "Lender" means East West Bank its successors and assigns

Loan The word Loan means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing and however evidenced including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time

Note The word Note means the Note executed by Mizati Luxury Alloy Wheels Inc in the principal amount of $1 000,000 00 dated April 27, 2007, together with all renewals of, extensions of, modifications of refinancings of, consolidations of and substitutions for the note or credit agreement

Permitted Liens The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender, (2) liens for taxes assessments or similar charges either not yet due or being contested in good faith (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent, (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled 'Indebtedness and Liens" (5) liens and security interests which as of the date of this Agreement, have been disclosed to and approved by the Lender in writing and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets

Primary Credit Facility The words Primary Credit Facility mean the credit facility described in the Line of Credit section of this Agreement

Related Documents The words Related Documents" mean all promissory notes, credit agreements loan agreements, environmental agreements guaranties, security agreements, mortgages, deeds of trust, security deeds collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan

Security Agreement The words Security Agreement mean and include without limitation any agreements promises covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise, evidencing, governing representing, or creating a Security Interest

Security Interest The words "Security Interest" mean, without limitation any and all types of collateral security present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust security deed, assignment, pledge crop pledge chattel mortgage, collateral chattel mortgage, chattel trust, factor s lien, equipment trust conditional sale, trust receipt lien or title retention contract, lease or consignment intended as a security device or any other security or lien interest whatsoever whether created by law contract or otherwise

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED APRIL 27 2007

BORROWER

MIZATI LUXURY ALLOY WHEELS INC

By ______________________________
Hazel Wai Chu President / CEO of Mizati Luxury Alloy Wheels Inc

LENDER

EAST WEST BANK

By ______________________
Authorized Signer

East West Bank Asset Based Lending
Borrowing Base Certificate

The undersigned certifies to East West Bank that
The following accounts are true and correct as of ____________

A Accounts Receivable

1 Previous Accounts Receivable Ending Balance			$
2 Plus New sales as posted through	____	$	
3 Plus Other additions (debit adjustments etc)		$	
4 Total Additions (line 2 + line 3)			$
5 Less Collections as posted through	____	$	
6 Less Credit memo discounts credit adjustments etc		$	
7 Total Deductions (Line 5 + Line 6)			$
8 Accounts Receivable as of	____		$
9 Less Ineligible Accounts Receivable			
Over 90 Days from invoice date	$		
Cross-Aging > 25%	$		
Credit Memos > 90 Days from invoice date	$		
Affiliate/Inter-Company/Employee	$		
Foreign Receivables	$		
Concentration > 25%	$		
C O D etc	$		
Contra Accounts	$		
Government	$		
Other Ineligibles	$		
Total Ineligible Accounts Receivable		$	
10 Eligible Receivables		$	
11 Times Rate of Advance (% of Line 10)	80%	$	
12 Accounts Receivable Borrowing Base (not to exceed)	$ 1 000 000		$

B Inventory

13 Gross Inventories as of	____	$	
14 Less Ineligible Inventory			
Work in Progress	$		
Supplies	$		
Packaging Materials	$		
Samples	$		
Obsolete Inventory	$		
Total Ineligible Inventory		$	
15 Eligible Inventory		$	
16 Times Rate of Advance (% of Line 15)	25%	$	
17 Inventory cap	$ 500 000		
18 Inventory Borrowing Base (not to exceed line 12 or line 17)			$
19 **Total Eligible AR & Inventory ($1 000 000 or Line 12 plus Line 18 whichever is less)**			$
20 East West Bank Obligations			
Sight Letters of Credit	$		
Usance Letters of Credit	$		
Bankers Acceptance	$		
Trust Receipt Financing of Sight Draft	$		
Trust Receipt Financing of Bankers Acceptance	$		
Clean Advances /Revolving Working Capital	$		
21 Total East West Bank Obligations as of	____		$
22 Net Availability (Line 19 Line 21)			$

(Note If Negative -- Repayment Required)

The above listed collateral is subject to a security interest in favor of East West Bank pursuant to the terms of the Loan Agreement(s) executed between the Bank and the undersigned Borrower represents and warrants that inventory listed above is owned by Borrower free and clear of any and all liens and encumbrances other than said security interest in favor of East West Bank The undersigned hereby warrants and represents to Bank that the Borrower is in full compliance with the Terms and Conditions of the Agreement and related documents that the collateral is bona fide and accurate and certifies that the foregoing and any attachments to this report are true and correct

Mizati Luxury Alloy Wheels Inc

(Signature) ____________ ____________

(Title) ____________

5/10/07